Exhibit 10.10


                      EMPLOYMENT AND NON-COMPETE AGREEMENT


     This Employment and Non-Compete Agreement ("Employment Agreement") is made this 16th day of December, 1997 by and between ACT Financial Corp., a Delaware corporation, with its principal office located at James River Professional Center, Suite 5, Nixa, MO 65714 (the "Employer") and Jerome C. Artigliere (the "Employee").

     WHEREAS, Employer is in the business of providing financing to the various Applied Cellular Technology, Inc. ("ACT") subsidiaries; and

     WHEREAS, Employer desires to retain the services of the Employee; and

     WHEREAS, Employee is willing to be employed by the Employer.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Capacity. Employee shall serve the Employer as its President.

2. Best Efforts of Employee. During the Term of this Employment Agreement, the Employee shall, subject to the direction and supervision of the Chairman and Board of Directors, devote his full business time, best efforts, business judgment, skill and knowledge to the advancement of the Employer's interests and to the discharge of his duties and responsibilities hereunder. Such duties shall be provided at Kensington, New Hampshire and other such places as the needs, business or opportunities of the Employer may require from time to time.
Employee also is aware of the possibility of relocation to a new corporate headquarters in West Palm Beach, Florida. Employer may, at its sole option, determine that Employee's duties would best be performed in the new corporation location. Provided however, that such relocation shall not occur for at least one year from the date of the commencement of this Employment Agreement. In the event that Employee is asked to relocate, Employer shall offer to Employee the same or similar relocation package available to other similarly situated executives. He shall not engage in any other business activity, except as may be approved by the Board of Directors; provided, however, that nothing herein shall be construed as preventing the Employee from:

     a. investing his assets in a manner which shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

     b. serving on the Board of Directors of any company, provided he receives the approval in writing from the Chief Executive Officer and Board of Directors, and further provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or


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                                            Employment and Non-Compete Agreement
                                                            Jerome C. Artigliere
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     c.  engaging in  religious,  charitable  or other  community or  non-profit activities which does not impair his ability to fulfill his duties and responsibilities under this Employment Agreement.

3. Compensation of Employee. As compensation for the services provided by Employee, Employer will pay Employee an annual salary of eighty-five thousand dollars ($85,000.00) in accordance with the Employer's usual payroll procedures. Separate incentive and stock option plans will be developed by the Employer, together with key management, and that these plans will reflect company goals and performance objectives. Such performance objectives and criteria shall be mutually agreed upon on or before January 5 of each year of this Employment Agreement, reduced to a writing and executed by both parties.

     Employee shall also be eligible to receive a bonus, if performance criteria are met, in the amount of twenty-five thousand dollars ($25,000.00). Such bonus shall be payable within a reasonable period of time after the close of each fiscal year.

     Employee shall also receive, upon date of the effectiveness of this Employment Agreement, stock options subject to a Side Agreement of even date.

     The Employee shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans and other benefit plans, from time to time, in effect for executives of the Employer. Such participation shall be subject to the terms of the applicable plan documents, generally applicable Corporation policies and the discretion of the Board of Directors or any administrative or other committee provided for in, or contemplated by, such plan. In addition, the Employee shall be entitled to receive benefits which are the same or substantially similar to those which are currently being provided to the other Executives by the Employer.

4. Reimbursement for Expenses. In accordance with the Employer's policy, the Employee will be reimbursed for all "out-of-pocket" and other direct business expenses (exclusive of commuting costs), upon presentation of appropriate receipts and documentation.

5. Proprietary Information. The Employer possesses, and will continue to possess, information that has been created, discovered or developed by, or otherwise become known to, the Employer (including, without limitation, information created, discovered, developed or made known to me during the period of or arising out of Employee's employment by the Employer, whether before or after the date hereof) or in which property rights have been or may be assigned or otherwise conveyed to the Employer, which information has commercial value in the business in which the Employer is engaged and is treated by the Employer as confidential. All such information is hereinafter called "Proprietary Information" which term, as used herein, shall also include, but shall not be limited to, systems, processes, formulae, data, functional specifications,

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                                            Employment and Non-Compete Agreement
                                                            Jerome C. Artigliere
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computer   programs,   blueprints,    know-how,    improvements,    discoveries,
developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs and customer and supplier lists; provided, however, that the term "Proprietary Information" shall not include any of the foregoing which is in the public domain.

     All existing lists of customers of the Employer and all lists of customers of the Employer developed during the course of Employee's employment by the Employer are and shall be the sole and exclusive property of the Employer and that Employee neither has nor shall have any right, title or interest therein; such lists of customers are and must continue to be confidential; such lists of customers are not readily accessible to competitors of the Employer; and the Employer's present and future business relationship with its customers is and will continue to be of a type which normally continues unless interfered with by others.

     In the event of a breach, or threatened breach, by Employee of his obligations under this Section, the Employee hereby acknowledges and stipulates that the Employer shall not have an adequate remedy at law, shall suffer irreparable harm and, therefore, it is mutually agreed and stipulated by the parties hereto that, in addition to any other remedies at law or in equity which Employer may have, the Employer shall be entitled to obtain in a court of law and/or equity (i) a temporary and/or permanent injunction from disclosing in whole or in part such Confidential Information or (ii) from providing any services to any party to whom such Confidential Information has been disclosed, or may be disclosed. Employer shall not be prohibited by this Section from pursuing other remedies, including a claim for losses and damages.

6. Ownership of Proprietary Information. All Proprietary Information shall be the sole property of the Employer and its assigns and the Employer and its assigns shall be the sole owner of all patents, copyrights, trademarks and other rights in connection therewith. Employee hereby assign to the Employer any rights he may have or acquire in such Proprietary Information. Employee hereby acknowledges that all Proprietary Information is and must continue to be confidential and that the same is not readily accessible to competitors of the Employer. At all times, both during Employee's employment by the Employer and after his termination, Employee will keep in strictest confidence and trust all Proprietary Information and Employee will not use or disclose any Proprietary Information without the written consent of the Employer except as may be necessary in the ordinary course of performing Employee's duties as an employee of the Employer.

7. Vacation. The Employee shall be entitled to two (2) weeks of paid vacation. Such vacation shall be taken at a time mutually convenient to Employer and Employee. Unused vacation may not be accumulated.


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                                            Employment and Non-Compete Agreement
                                                            Jerome C. Artigliere
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8. Sick Days/Personal  Business. The Employee shall be entitled to five (5) paid sick or personal days off due to illness or personal business each year of employment beginning on the first day of the Employee's employment.

9. Holidays. The Employee shall be entitled to the standard company holidays.

10. Term. This Employment Agreement shall have an initial term of one (1) year, beginning at the commencement date so indicated at the end of this Employment Agreement. This Employment Agreement may be extended, by mutual agreement in writing signed by both parties, an additional two (2) years.

11. Termination of Employment.  Notwithstanding  the provisions of Paragraph 10,
the  Employee's   employment  hereunder  shall  terminate  under  the  following circumstances:

     a. Death or Permanent Disability. In the event of the Employee's death during the Employee's employment hereunder, the Employee's employment shall terminate on the date of his death or Permanent Disability (as defined below).

     Permanent Disability. For the purposes of this Employment Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties as prescribed in this Employment Agreement, which, following a written request by either the Employer or the Employee, shall be determined by agreement between the parties and, if they cannot agree, by a panel of three (3) physicians, one of whom will be selected by the Employer, one by the Employee and the third by the first two so selected. Said panel shall also fix the date of the occurrence of the permanent disability. Said panel's determination shall be conclusive. Notwithstanding anything to the contrary set forth herein, the Employee shall be presumed to be permanently disabled as of the date he is receiving payments for permanent disability under any disability insurance policies or under the Social Security Act.

     b. Temporary Disability. If, due to physical or mental illness, disability or injury, the Employee shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Board of Directors may designate another person to act in his place during the period of such disability. Notwithstanding any such designation, the Employee shall continue to receive his full salary and benefits under Paragraph 3 of this Employment Agreement until he becomes eligible for disability income under the Employer disability income plan. In the absence of a disability income plan at the time of such disability, the Employer shall pay the Employee benefits equal to those the Employee would have received if the Employer's current disability income plan were in effect at such time; provided however, that the Employer's obligations hereunder shall cease twelve (12) months from the onset of such disability.


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                                            Employment and Non-Compete Agreement
                                                            Jerome C. Artigliere
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     c.  Termination  by the  Employer  for  Cause.  The  Employee's  employment hereunder may be terminated for cause, without further liability on the part of the Employer, by a majority vote of all of the members of the Board of Directors. Termination for cause includes, but is not limited to:

               (i) Deliberate dishonesty of the Employee with respect to the Employer.

               (ii)  Conviction  of   the  Employee  of  a crime involving moral
turpitude.

               (iii) Gross  and   willful   failure  to  perform  a  substantial
portion of his duties and responsibilities hereunder.

               (iv) Employee's unexcused abandonment of his duties hereunder for a period of more than thirty (30) days. Abandonment by the Employee of duties hereunder shall be deemed to have occurred if: the Employee ceases to function and perform duties hereunder, leaves the geographic area in which the Employer engages in its business, or conducts himself with intentional disregard of the Employer's interests and its business.

                (v)  Any  other   willful   act  that has or will  have a smilar
negative impact on the financial success of the Employer.

     d. After the first anniversary date, Employee may, upon thirty (30) days written notice, terminate this Employment Agreement. Notwithstanding such termination, the provisions of Section 14 shall remain in effect for the additional one (1) year beyond the date of resignation.

     e. Upon termination of this Employment Agreement, any and all payments and/or obligations under Section 3 of this Employment Agreement shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid.

12. Termination Without Good Cause. In the event that the Employee terminates the Employment Agreement with good cause or Employer terminates the Employment Agreement without good cause, Employee shall continue to receive payments and benefits, including vesting of options issued by Applied Cellular Technology, Inc. for the remaining term of the Employment Agreement.

13. Resignation as Officer and Director. In the event that the Employee's employment with the Employer is terminated for any reason whatsoever, the Employee agrees to immediately resign as an Officer and Director of the Employer.


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                                            Employment and Non-Compete Agreement
                                                            Jerome C. Artigliere
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14.  Non-Competition.  The Employee  acknowledges  that he has gained,  and will gain, extensive and valuable experience and knowledge in the business conducted by Employer and has had, and will have, extensive contacts with customers of Employer. Accordingly, the Employee covenants and agrees with Employer that he shall not compete directly or indirectly with Employer, either during the term of his employment or during the three (3) year period immediately thereafter and shall not, during such period, make public statements in derogation of Employer. For the purposes of this Section 14, the term "Employer" shall be deemed to include subsidiaries, parents and affiliates of Employer. Competing directly or indirectly with Employer shall mean engaging or having a material interest,
directly  or  indirectly,  as  owner,  employee,   officer,  director,  partner,
venturer, stockholder, capital investor, consultant, agent, principal, advisor or otherwise, either alone or in association with others, in the operation of any entity engaged in the business of providing financing to the various ACT subsidiaries. Competing directly or indirectly with Employer, as used in this Employment Agreement, shall be deemed not to include an ownership interest as an inactive investor, which, for purposes of this Employment Agreement, shall mean the beneficial ownership of less than one percent (1%) of the outstanding shares of any series or class of securities of any competitor of Employer, which shares are publicly traded in the securities markets.

     In the event that one or more of the provisions contained herein shall, for any reason, be held too excessively broad as to duration, geographical scope activity or such provision shall be construed as limiting and reducing its as determined by a court of competent jurisdiction and shall be enforceable to the extent compatible with applicable law. Further the restriction set forth herein are not intended to prevent Employee from earning a living or fostering his career in a manner consistent with his past abilities and background.

15. Restriction on Authority of Employee. Notwithstanding anything set forth in this Employment Agreement to the contrary, the Employee, in the performance of his duties hereunder, shall not take any of the following actions without the written consent of the Board of Directors:

     a. Enter into negotiations or execute documents which would effect the existing debt and/or structure or alter, modify or change any banking relations after such Closing Date.

16. Representations and Warranties. The Employee hereby represents and warrants that he is free to enter this Employment Agreement and to render his services pursuant hereto and that neither the execution and delivery of this Employment Agreement, nor the performance of his duties hereunder, violates the provisions of any other agreement to which he is a party or by which he is bound.

17. Date of  Commencement.  This  Employment  Agreement is effective  January 5,
1998.


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                                            Employment and Non-Compete Agreement
                                                            Jerome C. Artigliere
                                                                          Page 7


18. Notices. All notices required or permitted under this Employment Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

                  Employer:      ACT Financial Corp.
                                 James River Professional Center, Suite 5
                                 P. O. Box 2067
                                 Nixa, MO 65714

                  Employee:      Jerome C. Artigliere
                                 10 Kady Lane
                                 Kensington, NH 03833


     Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

19. Arbitration. Any and all disputes between the parties with respect to the construction or performance of the terms of this Employment Agreement (except with respect to the equitable remedies available under Section 13) which cannot be resolved amicably shall be resolved by arbitration in accordance with the rules of the American Arbitration Association and such arbitration shall occur in the state in which Employers principal office is located.

20. Entire Agreement. This Employment Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement, whether oral or written. This Employment Agreement supersedes any prior written or oral agreements between the parties.

21. Amendment. This Employment Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

22. Assignment. This Employment Agreement may not be assigned by Employee.

23. Section Headings. The headings contained in this Employment Agreement are for reference only and shall not in any way affect the meaning or interpretation of this Employment Agreement.

24. Severability. If any provision of this Employment Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of

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                                            Employment and Non-Compete Agreement
                                                            Jerome C. Artigliere
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this Employment Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

25. Waiver of Contractual Right. The failure of either party to enforce any provision of this Employment Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Employment Agreement.

26. Applicable Law. This Employment Agreement shall be governed by the laws (other than the law governing conflict of law questions) of the state in which the Employer's principal office is located.

27. Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and, in pleading or proving any provision of this Employment Agreement, it shall not be necessary to produce more than one of such counterparts.

28. The parties have executed this Employment Agreement the day and year first above written.


                                         EMPLOYER

                                         ACT FINANCIAL CORP.



                                         By: /S/ Garrett A. Sullivan
                                            _________________________________
                                            Garrett A. Sullivan
                                            Chairman of the Board


                                         EMPLOYEE



                                         By: /S/ Jerome C. Artigliere
                                            _________________________________
                                            Jerome C. Artigliere